Exhibit 99.1
FOR IMMEDIATE PRESS RELEASE

FOR:	PMC Commercial Trust	CONTACT:	Investor Relations
	17950 Preston Road, Suite 600		972-349-3235
	Dallas, TX 75252		www.pmctrust.com
PMC Commercial Trust Announces First Quarter Results
PMC Commercial Trust
NYSE Amex (Symbol PCC)

Dallas, TX	May 8, 2009
PMC Commercial Trust (NYSE Amex: PCC) announced first quarter results today. Net income for the first quarter of 2009 was $1,626,000, or $0.15 per share, compared to $3,383,000, or $0.31 per share, for the first quarter of 2008. Income from continuing operations for the first quarter of 2009 was $1,596,000, or $0.15 per share compared to $3,045,000, or $0.28 per share, for the first quarter of 2008.
Operating Results
•
Revenues decreased by $2,431,000 (38%) when comparing the first quarter of 2009 to the first quarter of 2008 due primarily to (1) a reduction in interest income resulting from the decline in interest rates, (2) reduced income from retained interests in transferred assets and (3) reduced other income due primarily to a reduction in prepayment fees.

•
Revenues decreased by $1,410,000 (26%) when comparing the first quarter of 2009 to the fourth quarter of 2008 due primarily to (1) a reduction in interest income resulting from the decline in interest rates and (2) a decrease in other income .

•	Expenses decreased by $918,000 (28%) during the first quarter of 2009 compared to the first quarter of 2008 due primarily to decreased interest expense and salaries and related benefits.
•	In addition to the changes in continuing operations described above, our net income during the first quarter of 2008 included recognition of $331,000 in gains that had previously been deferred.
Interest Rate Sensitivity
•	Approximately 74% of our retained loans at March 31, 2009 were based on LIBOR or the prime rate.
•	The 90-day LIBOR, on which we base the interest rate we charge to our borrowers, decreased from 3.88% during the fourth quarter of 2008 to 1.44% during the first quarter of 2009.
•	The comparable 90-day LIBOR was 4.73% during the first quarter of 2008.
•	The comparable 90-day LIBOR further decreased to 1.21% during the second quarter of 2009.
Financial Position
•	Total assets were relatively unchanged at $233.6 million at March 31, 2009 compared to $227.5 million at December 31, 2008 and $232.2 million at March 31, 2008.
•	Total serviced loan portfolio remained relatively unchanged at $275.0 million at March 31, 2009 from $275.5 million at December 31, 2008 and down from $312.5 million as of March 31, 2008.
•	Outstanding retained loan portfolio was $194.1 million at March 31, 2009 compared to $180.6 million at December 31, 2008 and $172.9 million as of March 31, 2008.
Originations
•	During the first quarter of 2009, we originated $3.5 million of loans.
•	We anticipate that 2009 aggregate loan originations will be $20 million to $30 million.

PMC COMMERCIAL TRUST	Earnings Press Release	May 8, 2009
Liquidity
•	Our $45 million revolving credit facility, which matures December 31, 2009, had $27.0 million outstanding at March 31, 2009.
•	We sold $4.5 million of SBA 7(a) loans guaranteed portions into the secondary market during April 2009.
Dividends
•	A regular quarterly dividend on our common stock of $0.225 per share was paid on April 13, 2009 to shareholders of record on March 31, 2009.
•	We anticipate no less than a $0.16 per share quarterly dividend for the second quarter of 2009.
Lance B. Rosemore, Chairman of the Board, stated, “As you are aware, the major factors affecting our company continue to be lack of reasonably priced liquidity and current interest rates. Until the government initiatives to increase liquidity prove successful, we will continue to emphasize SBA 7(a) lending. We have recently experienced increased fundings and commitments as liquidity for the government guaranteed portion of these loans has improved. Interest rates, especially LIBOR, being at historically low levels have lowered interest income. Over 70% of our retained portfolio is variable-rate. In the face of this economic environment, our portfolio quality continues to perform well with minimal loan losses as we continue to adhere to our disciplined underwriting. We are realizing the overhead savings initiated in October 2008 and continue to control costs.
‘While we face many challenges, we have positioned our company to continue to operate successfully in this extremely difficult economic environment.”
The following tables contain comparative selected financial data:
FINANCIAL POSITION INFORMATION
(In thousands, except per share information)

	March 31,	December 31,	March 31,
	2009	2008	2008
Loans receivable, net	$193,194	$179,807	$172,262
Retained interests in transferred assets	$24,742	$33,248	$47,862
Total assets	$233,558	$227,524	$232,217
Debt	$71,574	$61,814	$64,481
Total beneficiaries’ equity	$153,023	$154,362	$158,671
Shares outstanding	10,587	10,695	10,765
Net asset value per share	$14.45	$14.43	$14.74

PMC COMMERCIAL TRUST	Earnings Press Release	May 8, 2009

	Three Months Ended
	March 31,	December 31,	March 31,
	2009	2008	2008
	(In thousands, except per share information)
Revenues:
Interest income	$2,851	$3,654	$3,766
Income from retained interests in transferred assets	916	1,122	1,919
Other income	224	625	737

Total revenues	3,991	5,401	6,422

Expenses:
Interest expense	806	836	1,233
Salaries and related benefits	921	953	1,239
General and administrative expenses	443	510	469
Severance and related benefits	—	235	—
Impairments and provisions	207	469	354

Total expenses	2,377	3,003	3,295

Income before income tax provision and discontinued operations	1,614	2,398	3,127

Income tax provision	(18)	(113)	(82)

Income from continuing operations	1,596	2,285	3,045

Discontinued operations	30	6	338

Net income	$1,626	$2,291	$3,383

Basic weighted average shares outstanding	10,650	10,754	10,765

Basic and diluted earnings per share:
Income from continuing operations	$0.15	$0.21	$0.28
Discontinued operations	—	—	0.03

Net income	$0.15	$0.21	$0.31

PMC COMMERCIAL TRUST	Earnings Press Release	May 8, 2009
REAL ESTATE INVESTMENT TRUST (“REIT”) TAXABLE INCOME
REIT taxable income is presented to assist investors in analyzing our performance and is a measure that is presented quarterly in our consolidated financial statements and is one of the factors utilized by our Board of Trust Managers in determining the level of dividends to be paid to our shareholders.
The following reconciles net income to REIT taxable income:

	Three Months Ended
	March 31,
	2009	2008
	(In thousands)

Net income	$1,626	$3,383
Book/tax difference on depreciation	(14)	(15)
Book/tax difference on deferred gains from property sales	(30)	(338)
Book/tax difference on Retained Interests, net	(173)	352
Severance payments	(23)	—
Book/tax difference on amortization and accretion	(32)	(47)
Asset valuation	92	70
Other book/tax differences, net	16	66

Subtotal	1,462	3,471

Less: taxable REIT subsidiaries net income, net of tax	(13)	(133)

REIT taxable income	$1,449	$3,338

Distributions declared	$2,382	$2,153

Weighted average common shares outstanding	10,650	10,765

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE ARE “FORWARD-LOOKING STATEMENTS” INTENDED TO QUALIFY FOR THE SAFE HARBORS FROM LIABILITY ESTABLISHED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THE CONTEXT OF THE STATEMENT WILL INCLUDE WORDS SUCH AS THE COMPANY “EXPECTS,” “ANTICIPATES” OR WORDS OF SIMILAR IMPORT. SIMILARLY, STATEMENTS THAT DESCRIBE THE COMPANY’S FUTURE PLANS, OBJECTIVES OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THE FINANCIAL PERFORMANCE OF THE COMPANY, REAL ESTATE CONDITIONS AND MARKET VALUATIONS OF ITS SHARES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. THE COMPANY’S ABILITY TO MEET TARGETED FINANCIAL AND OPERATING RESULTS, INCLUDING LOAN ORIGINATIONS, OPERATING INCOME, NET INCOME AND EARNINGS PER SHARE DEPENDS ON A VARIETY OF ECONOMIC, COMPETITIVE, AND GOVERNMENTAL FACTORS, INCLUDING CHANGES IN REAL ESTATE MARKET CONDITIONS, CHANGES IN INTEREST RATES AND THE COMPANY’S ABILITY TO ACCESS CAPITAL UNDER ITS CREDIT FACILITY OR OTHERWISE, MANY OF WHICH ARE BEYOND THE COMPANY’S CONTROL AND WHICH ARE DESCRIBED IN THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. ALTHOUGH THE COMPANY BELIEVES THE EXPECTATIONS REFLECTED IN ANY FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANY CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ATTAINED. SHAREHOLDERS, POTENTIAL INVESTORS AND OTHER READERS ARE URGED TO CONSIDER THESE FACTORS CAREFULLY IN EVALUATING THE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS MADE HEREIN ARE ONLY MADE AS OF THE DATE OF THIS PRESS RELEASE AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGES IN EXPECTATIONS, SUBSEQUENT EVENTS OR CIRCUMSTANCES.

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